Exhibit 99.1

ICONIX BRAND GROUP REPORTS RECORD REVENUE AND EARNINGS FOR THE SECOND QUARTER 2014

•	Record Q2 revenue of $118.9 million and non-GAAP diluted EPS of $0.75

•	Record Q2 EBITDA of $78.2 million and Q2 EBITDA margin of 66%

•	Free cash flow of $60.0 million for Q2 and $118.0 million for six month period

•	Raising 2014 revenue guidance to $455-$465 million and non-GAAP diluted EPS guidance to $2.60-$2.70

NEW YORK, New York—July 29, 2014 – Iconix Brand Group, Inc. (NASDAQ: ICON) (“Iconix” or the “Company”), today announced financial results for the second quarter ended June 30, 2014.

Q2 2014 Results for Iconix Brand Group, Inc.:

Total revenue for the second quarter of 2014 was approximately $118.9 million, a 3% increase as compared to approximately $115.1 million in the second quarter of 2013. EBITDA attributable to Iconix for the second quarter was approximately $78.2 million, an 8% increase as compared to $72.7 million in the prior year quarter. Free cash flow attributable to Iconix for the second quarter was approximately $60.0 million, as compared to the prior year quarter of approximately $60.8 million. On a non-GAAP basis, as described in the tables below, net income attributable to Iconix was $39.6 million, as compared to the prior year quarter of approximately $42.7 million. Non-GAAP diluted EPS for the second quarter of 2014 increased 4% to $0.75 compared to $0.72 in the prior year quarter. GAAP net income attributable to Iconix for the second quarter of 2014 was approximately $35.3 million, as compared to $38.7 million in the prior year quarter, and GAAP diluted EPS for the second quarter of 2014 was $0.60 compared to $0.66 in the prior year quarter.

Six months ended June 30, 2014:

Total revenue for the six months ended June 30, 2014 was approximately $235.1 million, a 7% increase as compared to approximately $220.2 million for the prior year period. EBITDA attributable to Iconix for the six month period was approximately $147.9 million, an 8% increase as compared to approximately $137.2 million in the prior year period. Free cash flow attributable to Iconix for the six month period was approximately $118.0 million, a 5% increase over the prior year period of approximately $112.7 million. On a non-GAAP basis, as defined in the tables below, net income attributable to Iconix for the six month period was approximately $78.9 million, compared to approximately $78.9 million in the prior year period, and non-GAAP diluted earnings per share was approximately $1.49 for the six month period, a 19% increase versus $1.25 for the prior year period. GAAP net income attributable to Iconix for the six month period of 2014 was approximately $95.1 million, a 30% increase as compared to $72.9 million in the prior year period and GAAP diluted EPS for the six month period of 2014 increased 41% to $1.63 compared to $1.16 in the prior year period.

EBITDA, free cash flow, non-GAAP net income and non-GAAP diluted EPS are all non-GAAP metrics and reconciliation tables for each are attached to this press release.

Neil Cole, Chairman and CEO of Iconix Brand Group, Inc. commented, “With record results in the second quarter, we continue to demonstrate the power of our business model with our diversified revenue stream and strong free cash flow. As we look to the future we believe we can continue to deliver significant growth and increased value for our Company and shareholders through our global expansion plans, worldwide Peanuts business and additional acquisitions of global iconic brands.

2014 Guidance for Iconix Brand Group, Inc.:

•	Raising revenue guidance to $455-$465 million from $450-$460 million

•	Raising non-GAAP diluted EPS guidance to $2.60-$2.70 from $2.55-$2.65

•	Maintaining GAAP diluted EPS guidance of $2.50-$2.60

•	Raising free cash flow guidance to $215-$222 million from $213-$220 million

This guidance relates to the Company’s existing portfolio of brands and does not include any additional acquisitions. In addition, this guidance does not assume any additional share repurchases or dilution from the Company’s convertible notes above the current stock price.

See reconciliation tables below for non-GAAP metrics. These non-GAAP metrics may be inconsistent with similar measures presented by other companies and should only be used in conjunction with our results reported according to U.S. GAAP. Any financial measure other than those prepared in accordance with U.S. GAAP should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

About Iconix Brand Group, Inc.

Iconix Brand Group, Inc. owns, licenses and markets a growing portfolio of consumer brands including: CANDIE’S (R), BONGO (R), BADGLEY MISCHKA (R), JOE BOXER (R), RAMPAGE (R), MUDD (R), MOSSIMO (R), LONDON FOG (R), OCEAN PACIFIC (R), DANSKIN (R), ROCAWEAR (R), CANNON (R), ROYAL VELVET (R), FIELDCREST (R), CHARISMA (R), STARTER (R), WAVERLY (R), ZOO YORK (R), ED HARDY (R), SHARPER IMAGE (R), UMBRO (R), LEE COOPER (R), ECKO UNLTD. (R), and MARC ECKO (R). In addition, Iconix owns interests in the ARTFUL DODGER (R), MATERIAL GIRL (R), PEANUTS (R), TRUTH OR DARE (R), BILLIONAIRE BOYS CLUB (R), ICE CREAM (R), MODERN AMUSEMENT (R), and BUFFALO (R) brands. The Company licenses its brands to a network of leading retailers and manufacturers that touch every major segment of retail distribution from the luxury market to the mass market in both the U.S. and worldwide. Through its in-house business development, merchandising, advertising and public relations departments, Iconix manages its brands to drive greater consumer awareness and equity.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. The statements that are not historical facts contained in this press release are forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors, all of which are difficult or impossible to predict and many of which are beyond the control of the Company, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Such factors include, but are not limited to, uncertainty regarding the results of the Company’s acquisition of additional licenses, continued market acceptance of current products and the ability to successfully develop and market new products particularly in light of rapidly changing fashion trends, the impact of supply and manufacturing constraints or difficulties relating to the Company’s licensees’ dependence on foreign manufacturers and suppliers, uncertainties relating to customer plans and commitments, the ability of licensees to successfully market and sell branded products, competition, uncertainties relating to economic conditions in the markets in which the Company operates, the ability to hire and retain key personnel, the ability to obtain capital if required, the risks of litigation and regulatory proceedings, the risks of uncertainty of trademark protection, the uncertainty of marketing and licensing acquired trademarks and other risks detailed in the Company’s SEC filings. The words “believe”, “anticipate”, “estimate”, “expect”, “confident”, “continue”, “will”, “project”, “provide”, “guidance” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date the statement was made. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

# #

Contact Information:

Jaime Sheinheit

Investor Relations

Iconix Brand Group

212.730.0030

Unaudited Condensed Consolidated Income Statements

(in thousands, except earnings per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Licensing and other revenue	$118,943	$115,125	$235,081	$220,187

Selling, general and administrative expenses	44,293	43,611	92,495	82,437

Operating income	74,650	71,514	142,586	137,750

Interest and other expenses, net	20,765	13,102	3,427	26,969

Equity earnings on joint ventures	(5,675)	(2,264)	(8,797)	(4,200)

Other (income) expenses – net	15,090	10,838	(5,370)	22,769

Income before income taxes	59,560	60,676	147,956	114,981

Provision for income taxes	20,778	18,661	46,332	33,692

Net income	$38,782	$42,015	$101,624	$81,289

Less: Net income attributable to non-controlling interest	3,463	3,299	6,537	8,384

Net income attributable to Iconix Brand Group, Inc.	$35,319	$38,716	$95,087	$72,905

Earnings per share:
Basic	$0.73	$0.69	$1.94	$1.21

Diluted	$0.60	$0.66	$1.63	$1.16

Weighted average number of common shares outstanding:
Basic	48,551	56,405	49,034	60,316

Diluted	58,595	58,994	58,237	62,853

Selected Balance Sheet Items:	(Unaudited)
(in thousands)	6/30/2014	12/31/2013

Total Assets	$2,844,612	$2,860,194
Total Liabilities	$1,784,026	$1,758,252
Total Stockholders’ Equity and Mezzanine Equity	$1,060,586	$1,101,942

The following tables detail unaudited reconciliations from non-GAAP amounts to U.S. GAAP and include reconciliations related to ASC Topic 470 as it relates to accounting for convertible debt and the incremental dilutive shares related to our convertible debt that are covered by our existing convertible note hedges.

Note: All items in the following reconciliation tables are attributable to Iconix Brand Group, Inc. and exclude results related to non-controlling interests.

(in thousands, except per share data)

	(Unaudited)		(Unaudited)
	Three months ended		Six months ended
Net income reconciliation	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Non-GAAP net income (1)	$39,639	$42,651	$78,921	$78,870

GAAP net income	$35,319	$38,716	$95,087	$72,905

Adjustments:
Non-cash interest related to ASC Topic 470	6,647	6,148	13,022	9,320
Non-cash gain related to investment in Iconix Latin America	—	—	(37,893)	—
Taxes related to above item	(2,327)	(2,213)	8,705	(3,355)

Net	4,320	3,935	(16,166)	5,965

Non-GAAP net income	$39,639	$42,651	$78,921	$78,870

Non-GAAP weighted average diluted shares reconciliation

	Three months ended		Six months ended
	June 30, 2014	June 30, 2013	June 30, 2014 (3)	June 30, 2013

Non-GAAP weighted average diluted shares	52,851	58,994	52,997	62,853

GAAP weighted average diluted shares	58,595	58,994	58,237	62,853

Less: additional incremental dilutive shares covered by hedges for: (2)

2.50% Convertible Notes	(2,481)	—	(2,265)	—

1.50% Convertible Notes	(3,263)	—	(2,975)	—

Subtotal	(5,744)	—	(5,240)	—

Non-GAAP weighted average diluted shares	52,851	58,994	52,997	62,853

	(Unaudited)		(Unaudited)
	Three months ended		Six months ended
Diluted EPS reconciliation	June 30, 2014	June 30, 2013	June 30, 2014 (3)	June 30, 2013
Non-GAAP diluted EPS (1)	$0.75	$0.72	$1.49	$1.25

GAAP diluted EPS	$0.60	$0.66	$1.63	$1.16

Adjustments for non-cash interest related to ASC 470, net of tax	$0.15	$0.06	$0.28	$0.09
Non-cash gain related to investment in Iconix Latin America, net of tax	—	—	($0.42)	—

Non-GAAP diluted EPS	$0.75	$0.72	$1.49	$1.25

Forecasted Diluted EPS	Year Ending Dec. 31, 2014
	High	Low

Forecasted Non-GAAP diluted EPS (1)	$2.70	$2.60

Forecasted GAAP diluted EPS	$2.60	$2.50

Non-cash gain related to investment in Iconix Latin America, net of tax	($0.42)	($0.42)
Adjustments for non-cash interest related to ASC 470, net of tax, and incremental dilutive shares covered by hedges	$0.52	$0.52

Forecasted Non-GAAP Diluted EPS	$2.70	$2.60

(1)	Non-GAAP net income and non-GAAP diluted EPS (along with non-GAAP weighted average diluted shares) are non-GAAP financial measures which represent net income excluding any non-cash interest related to ASC Topic 470 and non-cash non-recurring gains and charges, net of tax, and any incremental dilutive shares related to our convertible notes that are covered by their respective hedges. The Company believes these are useful financial measures in evaluating its financial condition because they are representative of only actual cash results.
(2)	Based on the average closing stock price for the three month and six month periods ended June 30, 2014 there were potential dilutive shares related to our convertible notes for GAAP purposes; however, the Company will not be responsible for issuing a portion of these shares as they are covered by our convertible notes hedges.
(3)	Non-GAAP diluted shares for the six month period ended June 30, 2014 include a correction to the first quarter 2014 Non-GAAP diluted share count by 1.2 million fewer shares related to the anti-dilutive impact of the Company’s convertible notes hedges.

EBITDA Reconciliation from Net Income

(in thousands)

	(Unaudited)		(Unaudited)
	Three months ended		Six months ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013

EBITDA (4)	$78,150	$72,651	$147,927	$137,249

Reconciliation of EBITDA:

Net Income	35,319	38,716	95,087	72,905

Add: Income taxes	20,778	18,661	46,332	33,692

Add: Net interest expense and non-cash gain related to investment in Iconix Latin America	20,650	13,043	3,194	26,336

Add: Depreciation and amortization of certain intangibles	1,403	2,231	3,314	4,316

EBITDA	$78,150	$72,651	$147,927	$137,249

	(Unaudited)
EBITDA Reconciliation from Cash Flow from Operations	Six months ended
	June 30, 2014	June 30, 2013

EBITDA (4)	$147,927	$137,249

Reconciliation of EBITDA:
Net cash provided by operating activities	84,231	101,952
Add / (Less):
Cash interest expense, net	24,181	14,705
Cash taxes	18,421	25,280
Other	3,227	5,188
Net income attributable to non-controlling interest	(6,537)	(8,384)
Stock compensation expense	(8,247)	(7,931)
Provision for doubtful accounts	(1,945)	(2,106)
Net change in balance sheet items	34,596	8,545

EBITDA	$147,927	$137,249

(4)	EBITDA, a non-GAAP financial measure, represents net income before income taxes, interest, other non-operating gains and losses, depreciation and amortization expenses. The Company believes EBITDA and EBITDA margin provide additional information for determining its ability to meet future debt service requirements, investing and capital expenditures, and is useful because it provides supplemental information to assist investors in evaluating the Company’s financial condition. EBITDA margin represents EBITDA divided by licensing and other revenue.

Free Cash Flow Reconciliation from Net Income

	(Unaudited)		(Unaudited)
	Three months ended		Six months ended
(in thousands)	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013

Free Cash Flow (5)	$59,992	$60,849	$117,997	$112,669

Reconciliation of Free Cash Flow:

Net Income	35,319	38,716	95,087	72,905

Add/(Less):

Depreciation and amortization of intangibles	1,403	2,231	3,314	4,316

Amortization of convertible note	7,350	6,923	14,428	10,537

Amortization of finance fees	1,309	895	2,711	1,727

Non-cash compensation expense	5,658	6,036	8,173	7,931

Provision for doubtful accounts	945	1,182	1,945	2,106

Non-cash income taxes	8,609	5,193	30,848	13,366
Non-cash gain related to investment in Iconix Latin America	—	—	(37,893)	—

Other	(65)	225	235	450

Subtotal	25,209	22,684	23,761	40,432

Less: Capital expenditures	(536)	(551)	(851)	(668)

Free Cash Flow	$59,992	$60,849	$117,997	$112,669

Free Cash Flow Reconciliation from Cash Flow from Operations	(Unaudited)
	Six months ended
	June 30, 2014	June 30, 2013

Free Cash Flow (5)	$117,997	$112,669

Reconciliation of Free Cash Flow:
Net cash provided by operating activities	84,231	101,952
Add / (Less):
Non-cash deferred tax items	2,937	4,954
Net income attributable to non-controlling interest	(6,537)	(8,384)
Gain on sale of securities		5,395
Capital expenditures	(851)	(668)
Other	3,621	875
Net change in balance sheet items	34,596	8,545

Free Cash Flow	$117,997	$112,669

Forecasted Free Cash Flow

	Year Ending
	Dec. 31, 2014
	High	Low

Free Cash Flow (5)	$222,000	$215,000

Reconciliation of Free Cash Flow:
Net income	154,000	148,000
Add:
Depreciation and amortization of intangibles	5,000	5,000
Amortization of convertible note	29,500	29,500
Amortization of finance fees	5,000	5,000
Non-cash compensation expense	18,500	18,000
Bad debt expense	4,000	3,500
Non-cash income taxes	45,000	45,000
Non-cash non-recurring gain	(38,000)	(38,000)
Other	1,000	1,000
subtotal	68,000	67,000

Less: Capital expenditures	(2,000)	(2,000)

Free Cash Flow	$222,000	$215,000

(5)	Free Cash Flow, a non-GAAP financial measure, represents net income before depreciation, amortization, non-cash compensation expense, bad debt expense, net equity earnings from certain joint ventures, non-cash income taxes, non-cash interest related to convertible debt, non-cash non-recurring gains and charges, less capital expenditures. Free Cash Flow excludes any changes in Balance Sheet items, mandatory debt service requirements and other non-discretionary expenditures. Free Cash Flow should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. The Company believes Free Cash Flow is useful because it provides supplemental information to assist investors in evaluating the Company’s financial condition.